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                                                                    EXHIBIT 23.3


                               CONSENT OF COUNSEL

    Lyon & Lyon consents to the reference under the caption EXPERTS in the Registration Statement filed pursuant to Rule 462(b) relating to the registration of an additional 345,000 shares and related Prospectus of Nanogen, Inc. for the registration of Nanogen's Common Stock.


Date:  April 13, 1998                            By: /s/ David B. Murphy
                                                         David B. Murphy
                                                         Partner
                                                         Lyon & Lyon LLP